UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2007 (August 23, 2007)

Catuity Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30045	38-3518829
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Preston Ave., Suite 302 Charlottesville, VA 22902	(434) 979-0296
(Address of principal executive offices)	(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b), under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c), under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Catuity Inc., a Delaware corporation (the “Company”) is a party to that certain Securities Purchase Agreement (the “Purchase Agreement”) dated November 21, 2006 by and among the Company, its subsidiaries, Gottbetter Capital Master, Ltd., a Cayman Islands company (“Gottbetter”) and Bridgepointe Master Fund Ltd., a Cayman Islands Exempted company (“Bridgepointe” and together with Gottbetter, the “Investors”). Pursuant to the terms of the Purchase Agreement, the Company issued secured promissory notes to Gottbetter and Bridgepointe totaling $1,950,000 (the “Notes”). The Company is in default under the terms of the Purchase Agreement and, as a result, the Investors have required the Company to redeem the Notes.

Under applicable law and the Purchase Agreement and the Notes, the Investors have the right, among other things, to conduct a private sale of the Company’s assets in order to generate sufficient proceeds to redeem the Notes. The Investors have notified the Company that they intend to seek to conduct a private sale of the Company’s assets. In order to achieve the best possible value for the Company’s assets and to conduct an orderly liquidation of the Company, the Company has determined not to object to a private sale by the Investors, and accordingly the parties have entered into a liquidation agreement dated August 23, 2007 (the “Liquidation Agreement”). A copy of the Liquidation Agreement is attached as Exhibit 10.1.

The Investors have entered into a letter of intent to sell all of the issued and outstanding capital stock of Loyalty Magic Pty Ltd., a wholly-owned subsidiary of the Company in a private sale (the “Letter of Intent”). The Company has agreed to cooperate in this sale. A copy of the Letter of Intent is attached as Exhibit 10.2. The consummation of the transactions contemplated by the Letter of Intent is subject to the completion of due diligence and the negotiation and execution of a definitive purchase agreement.

Item 8.01	Other Events

On August 28, 2007 Catuity received notice from the Australian Securities Exchange (the “ASX”) that the Company’s shares that traded under the symbols CAT and CATN would be delisted under Listing Rule 17.15 for failure to pay its annual listing fee as required under rule 16.5 on August 29, 2007 if payment was not received.  The Company did not pay its fee.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Liquidation Agreement dated August 23, 2007 by and among Catuity, Inc., Capital Master, Ltd., a Cayman Islands company and Bridgepointe Master Fund Ltd., a Cayman Islands Exempted company

10.2	Letter of Intent to Acquire Loyalty Magic dated August 23, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CATUITY INC. (Registrant)

By:	/s/ Debra R. Hoopes
Debra R. Hoopes
Senior Vice President and Chief Financial Officer

Date: August 29, 2007